Exhibit 23.3

                                    Consents

         The undersigned, Irwin Newman, Frank Clark and Bernard Shinder do hereby consent to the use in the Registration Statement of Bio-One Corporation on Form SB-2 our designation as individuals who have been nominated to the Board of Directors


/s/Irwin Newman                                      DATE: September 3, 2002
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Irwin Newman





/s/sFrank Clark                                      DATE: September 3, 2002
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Frank Clark





/s/Bernard Shinder                                   DATE: September 3, 2002
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Bernard Shinder